Exhibit (a)(8)

SCHEDULE A

LEGG MASON PARTNERS INCOME TRUST

Amended and Restated

Designation of Series of Shares of Beneficial Interests in the Trust

(Effective as of October 5, 2009)

WHEREAS, the Trustee(s) of the Trust, acting pursuant to Section 4.9 of the Declaration, have divided the Shares of the Trust into 25 Series; and

WHEREAS, the Trustee(s) of the Trust wish to amend and restate the Designation of Series of Shares of Beneficial Interests in the Trust;

NOW THEREFORE, the following Series of the Trust have been established and designated, with such rights, preferences, privileges, limitations, restrictions and other relative terms as are set forth below:

1.	Legg Mason Western Asset Adjustable Rate Income Fund
2.	Legg Mason Western Asset California Municipals Fund
3.	Legg Mason Western Asset Core Bond Fund
4.	Legg Mason Western Asset Core Plus Bond Fund
5.	Legg Mason Western Asset Corporate Bond Fund
6.	Legg Mason Western Asset Global High Yield Bond Fund
7.	Legg Mason Western Asset Global Inflation Management Fund
8.	Legg Mason Western Asset Government Securities Fund
9.	Legg Mason Western Asset High Income Fund
10.	Legg Mason Western Asset Intermediate Maturity California Municipals Fund
11.	Legg Mason Western Asset Intermediate Maturity New York Municipals Fund
12.	Legg Mason Western Asset Intermediate-Term Municipals Fund
13.	Legg Mason Western Asset Managed Municipals Fund
14.	Legg Mason Western Asset Massachusetts Municipals Fund
15.	Legg Mason Western Asset Municipal High Income Fund
16.	Legg Mason Western Asset New Jersey Municipals Fund
17.	Legg Mason Western Asset New York Municipals Fund
18.	Legg Mason Western Asset Oregon Municipals Fund
19.	Legg Mason Western Asset Pennsylvania Municipals Fund
20.	Legg Mason Western Asset Short Duration Municipal Income Fund
21.	Legg Mason Western Asset Short-Term Bond Fund
22.	Legg Mason Western Asset Strategic Income Fund
23.	Western Asset Emerging Markets Debt Portfolio
24.	Western Asset Global High Yield Bond Portfolio

SCHEDULE A

1. Each Share of each Series shall have a par value of $0.00001 per Share and shall be entitled to all the rights and preferences accorded to Shares under the Declaration.

2. The number of authorized Shares of each Series is unlimited.

3. Each Series shall be authorized to hold cash, invest in securities, instruments and other property, use investment techniques, and have such goals or objectives as from time to time are described in the prospectus and statement of additional information contained in the Trust’s then currently effective registration statement under the Securities Act of 1933 to the extent pertaining to the offering of Shares of the Series, as the same may be amended and supplemented from time to time (“Prospectus”). Each Share of a Series shall represent a beneficial interest in the net assets allocated or belonging to such Series only, and such interest shall not extend to the assets of the Trust generally (except to the extent that General Assets (as defined in the Declaration) are allocated to such Series), and shall be entitled to receive its pro rata share of the net assets of the Series upon liquidation of the Series, all as set forth in Section 4.9 of the Declaration.

4. With respect to the Shares of each Series, (a) the time and method of determining the purchase price, (b) the fees and expenses, (c) the qualifications for ownership, if any, (d) minimum purchase amounts, if any, (e) minimum account size, if any, (f) the price, terms and manner of redemption, (g) any conversion or exchange feature or privilege, (h) the relative dividend rights, and (i) any other relative rights, preferences, privileges, limitations, restrictions and other relative terms have been established by the Trustees in accordance with the Declaration and are set forth in the Prospectus with respect to such Series.

5. The Trustees may from time to time modify any of the relative rights, preferences, privileges, limitations, restrictions and other relative terms of a Series or the Shares of such Series that have been established by the Trustees or redesignate any of the Series without any action or consent of the Shareholders.

6. The designation of any Series hereby shall not impair the power of the Trustees from time to time to designate additional Series of Shares of the Trust or terminate any Series hereby designated.

7. Capitalized terms not defined herein have the meanings given to such terms in the Declaration.

SCHEDULE B

LEGG MASON PARTNERS INCOME TRUST

Amended and Restated

Designation of Classes

(Effective as of October 5, 2009)

WHEREAS, the Trustees of the Trust, acting pursuant to Section 4.9 of the Declaration, have divided the Series of the Trust into one or more Classes of Shares; and

WHEREAS, the Trustees of the Trust wish to amend and restate the Designation of Classes;

NOW THEREFORE, the Classes listed below with respect to the identified Series of the Trust have been established and designated, with such relative rights, preferences, privileges, limitations, restrictions and other relative terms as are set forth below:

	SERIES	CLASSES

1.	Legg Mason Western Asset Adjustable Rate Income Fund	A, B, C, I, FI, R, R1
2.	Legg Mason Western Asset California Municipals Fund	A, B, C, I, FI, R, R1
3.	Legg Mason Western Asset Core Bond Fund	A, B, C, I, FI, R, R1
4.	Legg Mason Western Asset Core Plus Bond Fund	A, B, C, I, FI, R, R1
5.	Legg Mason Western Asset Corporate Bond Fund	A, B, C, I, FI, R, R1, P
6.	Legg Mason Western Asset Global High Yield Bond Fund	A, B, C, I, FI, R, R1
7.	Legg Mason Western Asset Global Inflation Management Fund	A, C, I, FI, R, R1
8.	Legg Mason Western Asset Government Securities Fund	A, B, C, I, 1, FI, R, R1
9.	Legg Mason Western Asset High Income Fund	A, B, C, I, FI, R, R1
10.	Legg Mason Western Asset Intermediate Maturity California Municipals Fund	A, C, I, FI, R, R1
11.	Legg Mason Western Asset Intermediate Maturity New York Municipals Fund	A, C, I, FI, R, R1
12.	Legg Mason Western Asset Intermediate-Term Municipals Fund	A, B, C, I, FI, R, R1
13.	Legg Mason Western Asset Managed Municipals Fund	A, B, C, I, 1, FI, R, R1
14.	Legg Mason Western Asset Massachusetts Municipals Fund	A, B, C, I, FI, R, R1
15.	Legg Mason Western Asset Municipal High Income Fund	A, B, C, I, FI, R, R1
16.	Legg Mason Western Asset New Jersey Municipals Fund	A, B, C, I, FI, R, R1
17.	Legg Mason Western Asset New York Municipals Fund	A, B, C, I, FI, R, R1
18.	Legg Mason Western Asset Oregon Municipals Fund	A, B, C, I, FI, R, R1
19.	Legg Mason Western Asset Pennsylvania Municipals Fund	A, B, C, I, FI, R, R1
20.	Legg Mason Western Asset Short Duration Municipal Income Fund	A, C, I, FI, R, R1
21.	Legg Mason Western Asset Short-Term Bond Fund	A, B*, C, I, FI, R, R1
22.	Legg Mason Western Asset Strategic Income Fund	A, B, C, I, FI, R, R1
23.	Western Asset Emerging Markets Debt Portfolio	A, C, I, FI, R, R1, IS
24.	Western Asset Global High Yield Bond Portfolio	I, FI, R, R1

*	Class B shares shall be converted to Class A shares as of the date upon which the reorganization with Legg Mason Limited Duration Bond Portfolio is completed and thereafter shall cease to exist as a separate class of this Series of the Trust.

SCHEDULE B

1. Each Share of each Class is entitled to all the rights and preferences accorded to Shares under the Declaration.

2. The number of authorized Shares of each Class is unlimited.

3. All Shares of a Class of a Series shall be identical with each other and with the Shares of each other Class of the same Series except for such variations between Classes as may be authorized by the Trustees from time to time and set forth in the Trust’s then currently effective registration statement under the Securities Act of 1933 to the extent pertaining to the offering of Shares of the Class of such Series, as the same may be amended and supplemented from time to time (“Prospectus”). The Trustees may change the name or other designation of a Class; and take such other action with respect to the Classes as the Trustees may deem desirable.

4. With respect to the Shares of a Class of a Series, (a) the time and method of determining the purchase price, (b) the fees and expenses, (c) the qualifications for ownership, if any, (d) minimum purchase amounts, if any, (e) minimum account size, if any, (f) the price, terms and manner of redemption, (g) any conversion or exchange feature or privilege, (h) the relative dividend rights, and (i) any other relative rights, preferences, privileges, limitations, restrictions and other relative terms have been established by the Trustees in accordance with the Declaration and are set forth in the Prospectus with respect to such Class of such Series.

5. The Trustees may from time to time modify any of the relative rights, preferences, privileges, limitations, restrictions and other relative terms of a Class of a Series that have been established by the Trustees, divide or combine the issued or unissued Shares of any Class of a Series into a greater or lesser number; classify or reclassify any issued or unissued Shares of any Class of a Series into one or more Classes of such Series; combine two or more Classes of a Series into a single Class of such Series; in each case without any action or consent of the Shareholders.

6. The designation of any Class hereby shall not impair the power of the Trustees from time to time to designate additional Classes of Shares of a Series or terminate any one or more Classes of a Series hereby designated.

7. Capitalized terms not defined herein have the meanings given to such terms in the Declaration.